BofI Holding, Inc. Issues Statement Regarding Factually Inaccurate Tabloid Story

SAN DIEGO, CA – (BUSINESS WIRE) – March 31, 2017 – BofI Holding, Inc. (NASDAQ: BOFI) (“BofI”), (the “Company”), parent of BofI Federal Bank (the “Bank”), provided the following comments today regarding recent news coverage:

A factually inaccurate and substantively misleading story was published in a widely circulated tabloid today. The story is nothing more than a rehash of baseless allegations that first surfaced over two years ago, and have been soundly refuted by BofI in court filings and on conference calls.

While addressing each and every incorrect or misleading statement set forth in the story is beyond the scope of these comments, a few representative examples will be discussed. The apparent basis for the headline that the Bank is under a federal money laundering probe is an assertion that “BofI allegedly filed incorrect call reports to hide loans made to foreign nationals without requiring them to provide a tax identification number.” This allegation is inexplicable given that applicable law does not require tax identification numbers of non-resident aliens who are not engaged in a trade or business in the United States. The Company has received no indication of, and has no knowledge regarding, such purported money laundering investigation.

Elsewhere in the story, a statement is made that “the CEO deposited third-party checks into his personal account, the suit claims” without noting that the checks related to structured settlement payments the CEO had purchased in a court approved transaction that included the granting to him of a power of attorney to endorse the checks, and that the deposits were handled in compliance with Bank procedure and applicable regulatory requirements. In other words, Mr. Garrabrants acted properly and in accordance with law in depositing such checks.

In a third misleading statement, the story asserts that Mr. Garrabrants was a signatory on an account belonging to “Charles Erhart, Charles’ brother and a minor league baseball player earning poverty wages,” a patently absurd allegation that first appeared in the story and was not made in the civil lawsuit to which the writer attributes it.

Since these meritless allegations first surfaced, the Bank has completed two record-setting fiscal years, closed two acquisitions that both required regulatory approval, successfully completed two full annual examinations, two mid-cycle examinations and multiple Federal Reserve Regulatory examinations. The Bank and the Company remain in strong regulatory standing with no enforcement actions. Neither has been fined a single dollar by any regulatory agency, or been required to restate financials, or modify product offerings or business practices. We do not foresee any future impact to the underlying business as a result of these frivolous allegations or their current repetition in the press.

BofI Federal Bank, like other banks, is regularly examined by its federal regulators, external auditors, and internal auditors. As previously disclosed by the Company, the Audit Committee of the Board of Directors engaged one of the largest law firms in the world to conduct an independent investigation to determine whether there is support for these two year old allegations when they were made in an employment lawsuit filed by Charles Erhart. After an extensive investigation, the outside law firm advised the Audit Committee that it found no support for the allegations set forth in the employment complaint, or that the Bank or its management engaged in wrongdoing or acts of fraud or impropriety.

About BofI Holding, Inc.
BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With approximately $8.2 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.'s common stock is listed on the NASDAQ Global Select Market under the symbol "BOFI" and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI’s financial prospects and other projections of its performance and asset quality, BofI’s ability to grow and increase its business, diversify its lending, the outcome and effects of pending class action litigation recently filed against the Company, and the anticipated timing and financial performance of offerings, initiatives or acquisitions. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI’s periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
VP, Corporate Development & Investor Relations
858-649-2218
jlai@bofifederalbank.com